As filed with the Securities and Exchange Commission on December 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMAGIN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	56-1764501
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

eMagin Corporation

700 South Drive

Suite 201

Hopewell Junction, NY 12533

(Address, including zip code, of principal executive offices)

eMagin 2019 Employee and Consultant Stock Option and Incentive Plan

eMagin 2019 Non-Employee Director Stock Option and Incentive Plan

 (Full Title of the Plans)

Andrew G. Sculley

Chief Executive Officer

eMagin Corporation

700 South Drive

Suite 201

Hopewell Junction, NY 12533
(845) 838-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jocelyn M. Arel

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
To be issued under the 2019 Employee and Consultant Stock Option and Incentive Plan	5,000,000 shares(2)	$0.30	(4)	$$1,500,000	$194.70
To be issued under the 2019 Non-Employee Director Stock Option and Incentive Plan	2,000,000 shares(3)	$0.30	(4)	$600,000	$77.88
Total	7,000,000 shares	$0.30		$2,100,000	$272.58

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of eMagin Corporation, a Delaware corporation (the “Registrant”). Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents shares of common stock reserved for future issuance under the Registrant’s 2019 Employee and Consultant Stock Option and Incentive Plan.

(3)	Represents shares of common stock reserved for future issuance under the Registrant’s 2019 Non-Employee Director Stock Option and Incentive Plan.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the NYSE American, on December 16, 2019.

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the above-named plans.

EXPLANATORY NOTE

On December 5, 2019, the stockholders of eMagin Corporation, (the “Registrant”) approved the eMagin Corporation 2019 Employee and Consultant Stock Option and Incentive Plan (the “2019 Employee and Consultant Plan”) and the eMagin Corporation 2019 Non-Employee Director Stock Option and Incentive Plan (the “2019 Non-Employee Director Plan” and, together with the 2019 Employee and Consultant Plan, the “2019 Plans”), each of which is incorporated by reference in this registration statement on Form S-8.  The Board of Directors approved the 2019 Plans on October 8, 2019. Under the 2019 Employee and Consultant Plan, 5,000,000 shares of the Company’s common stock may be the issued to employees, officers and consultants of the Company or any subsidiary pursuant to awards. Under the 2019 Non-Employee Director Plan, 2,000,000 shares of the Company’s common stock may be issued to non‑employee directors of the Company pursuant to awards.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

 * The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed with the SEC:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)

Information contained in the Registrant’s definitive Proxy Statement on Schedule 14A relating to the Registrant’s annual meeting of stockholders, filed with the SEC on October 23, 2019, that is responsive to Part III of Form 10-K;

(c)

The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;  for the quarterly period ended June 30, 2019, filed with the SEC on August 14, 2019;  and for the quarterly period ended September 30, 2019, filed with the SEC on November 7, 2019;  each of which contains the Registrant’s unaudited financial statements for the latest quarter for which such statements have been filed;

(d)	The Registrant’s current reports on Form 8-K filed with the SEC on April 8, 2019, April 12, 2019, May 24, 2019, October 18, 2019, November 22, 2019 and December 5, 2019; and

(e)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 12, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities. The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides to the fullest extent permitted under the DGCL that the Registrant’s directors shall not be personally liable to us or our shareholders for damages for breach of such director's fiduciary duty. The effect of this provision of the Registrant’s Certificate of Incorporation is to eliminate the Registrant’s right and the Registrant’s shareholders’ (through shareholders’ derivative suits on behalf of our company) right to recover damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Registrant’s Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”) also provide that the Registrant shall indemnify each director and officer to the fullest extent permitted by applicable law. Under applicable law and the Registrant’s By-Laws, we may only indemnify a director or officer upon a finding that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The registrant believes that the indemnification provisions in the Registrant’s Certificate of Incorporation and By-Laws are necessary to attract and retain qualified persons as directors and officers.

The Registrant’s By-Laws also provide that the Board of Directors may also authorize the Registrant to indemnify its employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to the Registrant’s directors and officers. The Registrant’s By-Laws also provide that, to the extent that a person who is or was a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in an action such person was party to by reason of the fact that he or she was or is a director, officer, employee or agent of the Registrant, the Registrant shall indemnify such person against expenses actually and reasonably incurred in connection therewith. As of the date of this registration statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers, except with respect to indemnification of employees and agents under the Registrant’s By-Laws for expenses actually and reasonably incurred upon a final judicial determination that such person has been successful on the merits or otherwise.

The Registrant has obtained a liability insurance policy for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from claims of wrongful acts (as defined by the policy) in their capacity as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hopewell Junction, NY, on December 20, 2019.

EMAGIN CORPORATION

By:	/s/ Andrew G. Sculley
Andrew G. Sculley
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jeffrey P. Lucas
Jeffrey P. Lucas
President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Andrew G. Sculley and Jeffrey P. Lucas as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew G. Sculley	Chief Executive Officer and Director	December 20, 2019
Andrew G. Sculley	(Principal Executive Officer)

/s/ Jeffrey P. Lucas	President and Chief Financial Officer	December 20, 2019
Jeffrey P. Lucas	(Principal Financial and Accounting Officer)

/s/ Eric Braddom	Director	December 20, 2019
Eric Braddom

/s/ Paul Cronson	Director	December 20, 2019
Paul Cronson

/s/ Ellen Richstone	Director	December 20, 2019
Ellen Richstone

/s/ Stephen M. Seay	Director	December 20, 2019
Stephen M. Seay

/s/ Jill S. Wittels	Director	December 20, 2019
Jill S. Wittels

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to an appendix to the Registrant’s Definitive Proxy Statement filed on September 21, 2006).
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to an appendix to the Registrant’s Definitive Proxy Statement filed on October 26, 2010).
3.3	Bylaws of the Registrant (incorporated by reference to exhibit 99.3 to the Registrant's Definitive Proxy Statement filed on June 14, 2001).
3.4	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s current report on Form 8-K filed on December 23, 2008).
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on December 23, 2008).
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on December 18, 2015).
4.3	Form of Letter Agreement (incorporated by reference to exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on August 24, 2016).
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on August 24, 2016).
4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on April 8, 2019).
4.6	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on April 12, 2019).
4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on April 12, 2019).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of RSM US LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1	eMagin Corporation 2019 Employee and Consultant Stock Option and Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed on October 23, 2019).
99.2	eMagin Corporation 2019 Non-Employee Director Plan (incorporated by reference to Exhibit B to the Registrant’s Proxy Statement filed on October 23, 2019).

*Filed herewith.